Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-126399


                          PROSPECTUS SUPPLEMENT NO. 12
                        to Prospectus declared effective
                               on November 2, 2005
                               as supplemented by
                    Supplement No. 1 dated November 14, 2005,
                     Supplement No. 2 dated January 6, 2006,
                     Supplement No. 3 dated March 10, 2006,
                     Supplement No. 4 dated March 20, 2006,
                     Supplement No. 5 dated March 31, 2006,
                     Supplement No. 6 dated April 14, 2006,
                      Supplement No. 7 dated April 17, 2006
                       Supplement No. 8 dated May 15, 2006
                      Supplement No. 9 dated July 12, 2006,
                   Supplement No. 10 dated August 7, 2006, and
                    Supplement No. 11 dated November 8, 2006


                                  BIONOVO, INC.

      This Prospectus Supplement No. 12 supplements our Prospectus dated November 2, 2005 as supplemented by Prospectus No. 1 dated November 14, 2005, Prospectus Supplement No. 2, dated January 6, 2006, Prospectus Supplement No. 3, dated March 10, 2006, Prospectus Supplement No. 4 dated March 20, 2006, Prospectus Supplement No. 5 dated March 31, 2006, Prospectus Supplement No. 6 dated April 14, 2006, Prospectus Supplement No. 7 dated April 17, 2006, Prospectus Supplement No. 8 dated May 15, 2006, Prospectus Supplement No. 9 dated July 12, 2006, Prospectus Supplement No. 10 dated August 7, 2006 and Prospectus Supplement No. 11 dated November 8, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon the exercise of warrants.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol BNVI.OB. On January 23, 2007, the closing price of our common stock on the OTC Bulletin Board was $2.68.

      This Prospectus Supplement includes the attached Current Report dated January 19, 2007 on Form 8-K of Bionovo, Inc., as filed by us with the U.S. Securities and Exchange Commission.

      YOU SHOULD READ THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT NO. 12 AND PROSPECTUS SUPPLEMENT NO. 1, PROSPECTUS SUPPLEMENT NO. 2, PROSPECTUS SUPPLEMENT NO. 3, PROSPECTUS SUPPLEMENT NO. 4, PROSPECTUS SUPPLEMENT NO. 5, PROSPECTUS SUPPLEMENT NO. 6, PROSPECTUS SUPPLEMENT NO. 7, PROSPECTUS SUPPLEMENT NO. 8, PROSPECTUS SUPPLEMENT NO. 9, PROSPECTUS SUPPLEMENT NO. 10 AND PROSPECTUS SUPPLEMENT NO. 11 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THE PROSPECTUS.

      NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 23, 2007.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2007


                                  Bionovo, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                    000-50073               87-0576481
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)

    5858 Horton Street, Suite 375
        Emeryville, California                                 94608
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (510) 601-2000
                                                     ---------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                                  BIONOVO, INC.

                                January 19, 2007

Item 3.02. Unregistered Sales of Equity Securities.

      On January 19, 2007, we completed a private placement to accredited investors of approximately 10,521,000 shares of our common stock, at a purchase price of $1.50 per share, which is equal to a 4.5% discount from the average closing market price of our common stock over the twenty day period ending on the pricing date of January 12, 2007, for gross proceeds of $15,781,500. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 3,682,350 shares of our common stock, at an initial exercise price of $2.25. The warrants are callable by us when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice.

      The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us largely to fund the Phase I and II clinical trials for our products and for working capital and other general corporate purposes. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, cash compensation of an aggregate of $1,262,520 and five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of 1.50.

      We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date;
(ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144(k) under the Securities Act.

      The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

      Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1, 10.1 and 10.2, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

      On January 22, 2007, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

      (d)   Exhibits.

         Exhibit No.    Description


            4.1 Form of Warrant to Purchase Common Stock of Bionovo, Inc. for each investor.

            10.1 Form of Subscription Agreement with Bionovo, Inc. for each investor.

            10.2        Form of Registration Rights Agreement with Bionovo, Inc.
                        for each investor.

            99.1        Press Release issued by Bionovo, Inc. on January 22,
                        2007.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BIONOVO, INC.


Date:  January 22, 2007                 By: /s/ James P. Stapleton
                                           -------------------------------------
                                           James P. Stapleton
                                           Chief Financial Officer

                                                                     Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                         COMMON STOCK PURCHASE WARRANT

                To Purchase __________ Shares of Common Stock of

                                  BIONOVO, INC.

      THIS COMMON STOCK PURCHASE WARRANT (this "Warrant") CERTIFIES that, for value received, _________________________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant (the "Initial Exercise Date") and on or prior to the five year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Bionovo, Inc., a Delaware corporation (the "Company"), up to _______________ shares (the "Warrant Shares") of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.25 subject to adjustment hereunder.

      In addition to the terms defined elsewhere in this Warrant the following capitalized terms shall have the following meanings:

      "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any other entity of any kind.

      "Registration Statement" means a registration statement filed by the Company with the Securities and Exchange Commission ("SEC") for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

      "Subscription Agreement" means that certain Subscription Agreement entered into between the original Holder of this Warrant and Bionovo, Inc., which provided for, among other things, the original purchase of this Warrant from Bionovo, Inc.

      "Trading Day" means (i) a day on which the Common Stock is traded or quoted on a Trading Market, or (ii) if the Common Stock is not traded or quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not traded or quoted as set forth in (i), and (ii) hereof, that Trading Day shall mean a Business Day.

      "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the OTC Bulletin Board.

      1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, to up to three (3) Persons in any 12 month period, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

      2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of such purchase rights in accordance with the terms and conditions of this Warrant, including, without limitation, payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3. Exercise of Warrant.

            (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, the Holder shall also have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder promptly following the latest to occur of delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised and the Warrant Shares (to which the exercise relates) shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of the latest to occur of (i) delivery to the Company of the Notice of Exercise Form, (ii) surrender of this Warrant and (iii) payment of the aggregate Exercise Price as set forth above and all taxes required to be paid by the Holder, if any, pursuant to Section 5 ("Exercise Date").

            (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

            (c) Subject to the provisions of this Section 3, if there is (i) an effective Registration Statement registering the resale of the Warrant Shares by the Holder, and (ii) the average of the closing market share price of the Common Stock during a period of ten (10) consecutive Trading Days (the "Measurement Period," which period shall not have commenced until after such Registration Statement shall have been declared effective by the SEC) equals or exceeds $2.75 (the "Threshold Price") (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Subscription Agreement), then the Company may, within three (3) Trading Days of such period or event, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "Call"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the unexercised portion of this Warrant to which such notice applies. Deposit of such Call Notice with a recognized courier service, a recognized overnight delivery service or with the U.S. Postal Service in accordance with Section 17(d) within the above three (3) Trading Day period shall be considered a timely Call. If the conditions set forth above for such Call are satisfied, from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise and applicable aggregate Exercise Price shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (Pacific Standard Time) on the sixtieth (60th) calendar day after the date the Call Notice is sent to the Holder (such date, the "Call Date"). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered, with the applicable aggregate Exercise Price, from the time of delivery of the Call Notice through 6:30 p.m. (PST) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if
      (x) this Warrant then permits the Holder to acquire 100 Warrant Shares,
      (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 6:30 p.m. (PST) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled,
      (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercise following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 3(c), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. The Company's right to Call the Warrant shall be exercised ratably among all holders of warrants issued pursuant to Subscription Agreements entered into as part of the same financing.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

      5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

      7. Transfer, Division and Combination.

            (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, and to the last sentence of Section 1.8 of the Subscription Agreement and the first sentence of Section 1.10 of the Subscription Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

            (b) This Warrant may be divided or combined with other Warrants (if such other Warrants are upon the same terms, other than number of Warrant Shares, as this Warrant) upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

            (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

            (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501 promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

      8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the exercise of this Warrant, the Warrant Shares so purchased shall be, and be deemed to be, issued to such Holder as the record owner of such shares as of the close of business on the Exercise Date with respect to such exercise.

      9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

      10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      11. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For example, if the Company declared a 1-for-4 reverse stock split and 400 Warrant Shares were purchasable hereunder, then immediately after such 1-for-4 reverse stock split the Warrant Shares purchasable hereunder would become 100 and the Exercise Price would become $9.00 per share. Such Exercise Price is obtained by multiplying the current $2.25 Exercise Price by 400 Warrant Shares purchasable under this example and dividing the product by 100 Warrant Shares purchasable after the 1-for-4 reverse stock split.

      12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets ("Extraordinary Transaction"), the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. As soon as commercially practicable following the Extraordinary Transaction, the successor or acquiring corporation (if other than the Company), shall deliver to Holder a new warrant in repacement of this Warrant consistent with the provisions referenced in the immediately preceding sentence against receipt by such successor or acquiring corporation of the original of this Warrant. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

      13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

      14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

      15. Notice of Corporate Action. If at any time:

            (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least fifteen (15) days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least fifteen (15) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

      16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the "Required Minimum"). If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the number of shares of Common Stock that would result from the full exercise of the Warrant Shares at such time, as soon as possible and in any event not later than the 75th day after such date. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

      Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

      Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

      17. Miscellaneous.

            (a) Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant, shall be brought solely in a federal or state courts located in the State of California. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

            (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            (c) Nonwaiver and Attorneys' Fees. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If any action, suit, arbitration or other proceeding for the enforcement of this Warrant is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that proceeding, in addition to any other relief to which it or he may be entitled.

            (d) Notices. All notices that are required or may be given pursuant to this Warrant must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this section):

            If to the Holder:



            Attention:
                       ---------------------------------
            Telephone:
                       ---------------------------------

            With a copy to:


            Attention:
                       ---------------------------------
            Telephone:
                       ---------------------------------

            If to the Company:

            5858 Horton Street, Suite 375
            Emeryville, CA 94608
            Attention: Isaac Cohen
            Telephone: (510) 601-2000

            With a copy to:

            Greenberg Traurig, LLP
            Met Life Building
            200 Park Avenue
            New York, NY 10166
            Attention: Robert H. Cohen, Esq.
            Telephone: (212) 801-9200

      Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

            (e) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

            (g) Amendment. This Warrant may be modified or amended only with the written consent of the Company and the Holder. Waiver of any provision of this Warrant shall be in writing.

            (h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

            (i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  ___________ ___, 2007


                                        BIONOVO, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                               NOTICE OF EXERCISE

To:______Bionovo, Inc.

      (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Payment shall take the form of lawful money of the United States.

      (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                    ----------------------------------------

                    ----------------------------------------

The Warrant Shares shall be delivered to the following:


                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

      (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.


                                        [PURCHASER]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        Dated:
                                              ----------------------------------

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

---------------------------------------------------------------.


---------------------------------------------------------------

                                        Dated:  ______________, _______


                           Holder's Signature:
                                              ----------------------------------

                           Holder's Address:
                                            ------------------------------------


Signature Guaranteed:
                     -----------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                    Exhibit 10.1


                                  BIONOVO, INC.

                             SUBSCRIPTION AGREEMENT


      This SUBSCRIPTION AGREEMENT (also referred to herein as the "Agreement") made effective as of _____________, 2007, between Bionovo, Inc., a Delaware corporation (the "Company"), and the undersigned subscriber(s) (the "Subscriber"). All terms not defined herein shall have the meaning ascribed to them in the Company's Confidential Private Offering Placement Term Sheet With Exhibits dated December 4, 2006 as amended by the First Supplement dated January 12, 2007 (collectively, the "Term Sheet").

                                    RECITALS

      A. The Company desires to secure equity financing by issuing up to $__________ in shares of its common stock, par value $0.0001 per share (the "Common Stock"), subject to an over-allotment right of the Company to issue an additional $________ in shares of Common Stock, at a purchase price of $1.50 per share of Common Stock and has engaged Cambria Capital, LLC and Blaylock Capital, LLC (collectively, the "Placement Agents") as its exclusive placement agents in connection therewith;

      B. As described in the Term Sheet, the Company will issue to the Subscriber a Warrant (the "Warrant") to purchase thirty-five (35) shares of Common Stock per every one hundred (100) shares of Common Stock purchased pursuant to this Agreement; and

      C. The Subscriber desires to purchase the number of shares of Common Stock set forth on the signature page hereof.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR COMMON STOCK AND WARRANTS; REPRESENTATIONS AND WARRANTIES BY THE SUBSCRIBER

      1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of shares of Common Stock from the Company set forth on the signature page hereof, and the Company agrees to issue the Common Stock and Warrants to the Subscriber, in accordance with the Term Sheet, at a purchase price equal to $1.50 per share of Common Stock. The subscription price is payable by check made payable to the order of "Colonial Stock Transfer Co., Inc., as Escrow Agent for Bionovo, Inc." or by wire transfer of immediately available funds delivered contemporaneously herewith as follows:

                                    Key Bank
                               410 East 400 South
                            Salt Lake City, UT 84111
                               ABA No. 124 000 737
                           Account No. 4405 2027 0198
                   (Colonial Stock Transfer FBO Bionovo, Inc.)

The Common Stock purchased by the Subscriber and the related Warrants will be delivered by the Company promptly following the Termination Date (as hereinafter defined).

      1.2 The Subscriber recognizes that the purchase of the shares of Common Stock and Warrants issued in connection therewith (collectively, the "Securities") involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, he could sustain a complete loss of his entire investment.

      1.3 The Subscriber acknowledges that he is (i) a qualified investor, as described herein, to qualify for the purchase of the Securities; (ii) competent to understand and does understand the nature of the investment; and (iii) able to bear the economic risk of this investment.

      1.4 The Subscriber represents that he is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      1.5 The Subscriber acknowledges that he has significant prior investment experience, including investment in non-listed and non-registered securities. The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Subscriber's overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber's net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The Subscriber recognizes the highly speculative nature of this investment.

      1.6 The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

      1.7 The Subscriber hereby represents that the Subscriber and the Subscriber's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, "Advisors") have been furnished by the Company or the Placement Agents during the course of this transaction with the Term Sheet and with all information regarding the Company which the Subscriber and his Advisors have requested or desired to know, subject in all cases to existing confidentiality obligations and applicable law; and that the Subscriber and his Advisors have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and the Placement Agents concerning the terms and conditions of the offering, prior to the execution of this Subscription Agreement and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

      1.8 The Subscriber hereby acknowledges that the offering of the Securities has not been filed with or reviewed by the Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. The Subscriber represents that the Securities are being purchased for his own account, for investment and not for distribution or resale to others except pursuant to the Registration Rights Agreement (defined in Section 4.2 below). The Subscriber agrees that he will not sell, transfer or otherwise dispose of any of the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

      1.9 The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold the Securities for a short period, for a deferred sale, for a market rise, assuming that a market develops and is maintained, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale, transfer or disposition as a deferred sale to which the exemption is not available.

      1.10 The Subscriber consents that the Company may, if it desires, permit the transfer of the shares of Common Stock or Warrants by the Subscriber out of his name only when his request for transfer (except for transfers pursuant to the Registration Rights Agreement) is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Securities Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company, the Placement Agents and any of their respective directors, executive officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or disposition of the Securities by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

      1.11 The Subscriber consents to the placement of a legend on the certificates evidencing the shares of Common Stock and the instruments evidencing the Warrants stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on the sale, transfer or disposition thereof. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the sale, transfer or disposition of the shares of Common Stock and the Warrants.

      1.12 The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this subscription. The Subscriber hereby gives the Company authority to call his bank or place of employment or otherwise review the financial standing of the Subscriber and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

      1.13 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and the Subscriber covenants that until the closing on the Securities subscribed for he shall inform the Company and the Placement Agents immediately of any changes in any of the representations provided by the Subscriber hereunder.

      1.14 The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

      1.15 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agents or as otherwise described in the Term Sheet).

      1.16 The Subscriber has adequate means of providing for such Subscriber's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

      1.17 The Subscriber is aware that an investment in the Common Stock and Warrants involves a number of very significant risks and has carefully read and considered the matters set forth in the Term Sheet and in particular the matters under the caption "Risk Factors" therein.

      1.18 The Subscriber acknowledges that any estimates or forward-looking statements included in the Term Sheet were prepared by the Company in good faith, but that the attainment of any such estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

      1.19 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Securities which are in any way inconsistent with the information contained in the Term Sheet.

      1.20 Within five (5) days after receipt of a request from the Company or either of the Placement Agents, the Subscriber shall provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or either of the Placement Agents are subject.

      1.21 The Subscriber's substantive relationship with the Placement Agents or subagents through which the Subscriber is subscribing for Securities predates such Placement Agents' or such subagents' contact with the Subscriber regarding an investment in the Common Stock and Warrants.

      1.22 (For ERISA plans only) The fiduciary of the ERISA plan (the "Plan") represents that such fiduciary has been informed of and understands the Company's investment objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

II.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY

      The Company represents and warrants to the Subscriber as follows:

      2.1 The Company is a corporation duly organized, existing and in good standing under the laws of the state of its incorporation and has the corporate power to conduct its business.

      2.2 The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

      2.3 The shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable. The Company has duly and validly reserved, out of its authorized and unissued Common Stock, for issuance upon exercise of the Warrants a number of shares sufficient for such purposes.

III.  TERMS OF OFFERING

      3.1 The subscription period will begin as of December 4, 2006 and will terminate on the 60th day thereafter, unless extended by the Company and the Placement Agents for a period of up to an additional 10 days or earlier terminated by the Company (the "Termination Date").

      3.2 The Subscriber hereby agrees to purchase the number of shares of Common Stock from the Company set forth upon the signature page hereof payable to the escrow agent, Colonial Stock Transfer Co., Inc., by check in the amount thereof made payable to "Colonial Stock Transfer Co., Inc., as Escrow Agent for Bionovo, Inc." or by wire transfer of immediately available funds as set forth in Section 1.1. If (i) Subscriber's subscription is rejected in whole, or (ii) the offering is terminated, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If Subscriber's subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

      3.3 The Company has retained the Placement Agents to coordinate the offering as the Company's exclusive placement agents and financial advisors. See the Term Sheet for a description of the compensation payable to the Placement Agents and other terms of the offering.

IV.   CONDITIONS TO ACCEPTANCE OF SUBSCRIPTION

      The Company's right to accept the subscription of the Subscriber is conditioned upon satisfaction of the following conditions precedent on or before the date the Company accepts such subscription (the "Closing Date") (any or all of which may be waived by the Subscriber in his sole discretion):

      4.1 On the Closing Date, no legal action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

      4.2 The Company shall have executed and delivered a counterpart signature page to the Registration Rights Agreement executed by Subscriber in connection with the within subscription ("Registration Rights Agreement").

      4.3 The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date.

V.    NOTICES TO SUBSCRIBERS

      5.1 THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      5.2 THE COMMON STOCK AND WARRANTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

VI.   MISCELLANEOUS

      6.1 All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this section): to the Company, Bionovo, Inc. 5858 Horton Street, Suite 375, Emeryville, CA 94608,
Attention: Isaac Cohen, telephone number (510) 601-2000; and to the Subscriber at his address indicated on the last page of this Agreement. Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

      6.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

      6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California, without reference to its rules and principles governing conflicts of laws. Any suit, action or proceeding arising out of or relating to this Agreement shall be brought in the state or Federal courts located in the Sate of California. Each party irrevocably agrees not to assert (a) any objection that it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in the Commonwealth of Virginia and (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives any right to a trial by jury, to the extent lawful.

      6.5 This Agreement may be executed in counterparts. Any manual signature upon this Agreement that is faxed, scanned or photocopied shall for all purposes have the same validity effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Common Stock and Warrants as herein provided.

      6.6 The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa as the context may require.

                               [Signatures follow]

                            SUBSCRIBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the day and year first written above.

      Number of Shares of Common
      Stock:
                                        ---------------------------

      Total Purchase Price
      ($1.50 x number of Shares):
                                        ---------------------------

If a legal entity:

Entity Name:                                        Tax ID No:
            ------------------------------------              ------------------
By (signature):
               -----------------------------
Name (print):
             ----------------------------------------
Title:
      -----------------------------------------------

If an individual:

                                        Social Security No:
------------------------------------                       ---------------------
Subscriber's Signature


---------------------------------
Printed Name of Subscriber

                                        Social Security No:
------------------------------------                       ---------------------
Co-Subscriber's Signature, if any


---------------------------------
Printed Name of Co-Subscriber

If more than one individual is purchasing, please check the applicable box:

      |_|   Joint tenants, with right of survivorship
      |_|   Tenants by the entirety
      |_|   Tenants in common
      |_|   Community property


Mailing Address of Subscriber(s) (please print or type):

Street Address:
               -----------------------------
City, State, Zip Code:
                      ----------------------
Telephone Number:
                 ---------------------------
Facsimile Number:
                 ---------------------------

      IN WITNESS WHEREOF, the Company has accepted and executed this Subscription Agreement of the below-named Subscriber effective as of the day and year first written above with respect to the number of shares of Common Stock set forth below.


                                        BIONOVO, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        Date of Execution: _______________, 2007


Name(s) of Subscriber:


------------------------------------

------------------------------------


Number of Shares of Common Stock:


--------------------------

                                                                    Exhibit 10.2


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of ___________ __, 2007, by and among Bionovo, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each a "Purchaser" and collectively, the "Purchasers").


                                    RECITALS


      A. Each Purchaser has executed and delivered to the Company a Subscription Agreement ("Subscription Agreement") to purchase the number of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") set forth on the signature page thereto and warrants (the "Warrants") to purchase additional shares of Common Stock for a period of five years; and

      B. As a condition of the Subscription Agreement, the Company is required to execute and deliver this Agreement to the Purchasers to provide for certain registration rights with respect to Common Stock and shares of Common Stock underlying the Warrants ("Warrant Shares") upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings:

      "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

      "Closing Date" means the date that the closing of the purchase and sale of the Common Stock contemplated by the Subscription Agreement occurs.

      "Effectiveness Date" means, with respect to the Registration Statement to be filed pursuant to Section 2(a), the earlier of (a) the 90th calendar day from the Filing Date (or the 120th day if the Registration Statement is reviewed by the SEC), and (b) the date on which the SEC declares the Registration Statement effective.

      "Effectiveness Period" is defined in Section 2(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Filing Date" means, with respect to the Registration Statement to be filed hereunder, the date forty-five (45) calendar days from the Closing Date.

      "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities (including any permitted assignee).

      "Holders' Representative" means Cambria Capital, LLC, or any other person that has been appointed by the Holders of a majority of the Registrable Securities to act as representative of the Holders for purposes of this Agreement.

      "Indemnified Party" is defined in Section 5(c).

      "Indemnifying Party" is defined in Section 5(c).

      "Losses" is defined in Section 5(a).

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      "Registrable Securities" means the shares of Common Stock sold pursuant to Subscription Agreements, Warrant Shares issuable upon any exercise of Warrants, and any shares issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that the Company shall have the right to reduce the number of Registrable Securities if in the reasonable opinion of counsel to the Company, the Registration Statement could not be declared effective by the SEC without such reduction. Any such reduction shall be pro rata among all Holders.

      "Registration Statement" means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

      "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 144(k)" means Rule 144(k) promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Shareholder Questionnaire" is defined in Section 2(d).

      "Trading Day" means (i) a day on which Common Stock is traded or quoted on a Trading Market, or (ii) if Common Stock is not traded or quoted on a Trading Market, a day on which Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that Common Stock is not traded or quoted as set forth in (i), and (ii) hereof, that Trading Day shall mean a Business Day.

      "Trading Market" means the following markets or exchanges on which Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the OTC Bulletin Board.

      2. Registration.

      (a) Best Efforts Registration. No later than the Filing Date, the Company shall use its best efforts to prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities which a Holder has requested to be included in such Registration Statement (subject to the proviso set forth in the definition of "Registrable Securities" above) and for which such Holder has provided the Company with a completed Selling Shareholder Questionnaire, which offering shall be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (or other applicable form at the discretion of the Company). The Registration Statement shall contain (except if otherwise directed by the Holders) the "Plan of Distribution" substantially in the form attached hereto as Annex A (which may be modified as required by the Securities Act and the rules and regulations thereunder and to respond to comments, if any, received by the SEC). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act prior to the Effectiveness Date and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any volume or other restrictions pursuant to Rule 144(k) (the "Effectiveness Period").

      (b) Sufficient Number of Shares Registered. In the event the number of shares of Common Stock covered under a Registration Statement filed pursuant to
Section 2(a) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover (subject to the proviso set forth in the definition of "Registrable Securities" above), the Company shall use its best efforts to amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the Registrable Securities, in each case, as soon as practicable. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

      (c) Participation in Underwritten Registrations. No Holder may participate in any underwritten registration with respect to the Registrable Securities unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting agreements.

      (d) Other Requirements. In connection with any Registration Statement under Section 2(a), Holders whose Registrable Securities are included therein shall provide such information and shall execute and deliver to the Company such documents, including, but not limited to, a selling shareholder questionnaire in customary form and substance reasonably satisfactory to the Company ("Selling Shareholder Questionnaire"), as the Company may reasonably request in order to effect, or maintain the continuous effectiveness of, such registration pursuant to this Agreement and in accordance with applicable securities laws.

      3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall use commercially reasonable efforts to:

      (a) Not less than three (3) Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders' Representative copies of all such documents substantially in the form proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of the Holders' Representative, and (ii) subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company, cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

      (b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practicable, upon request, provide the Holders' Representative true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company).

      (c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a "review" of the Registration Statement and whenever the SEC comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to the Holders' Representative, subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company); and
(C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, prior notice to the Holders of Registrable Securities shall not be required with respect to any Prospectus supplement primarily for the purpose of supplementing the Prospectus with a periodic report filed by the Company pursuant to the Exchange Act.

      (d) Avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

      (e) Promptly deliver to each Holder no later than five (5) business days after the Effectiveness Date, without charge, two (2) copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto (and, upon the request of the Holder such additional copies as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities). The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c)(ii)-(v).

      (f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

      (g) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

      (h) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (i) Comply in all material respects with all applicable rules and regulations of the SEC relating to the registration of the Registrable Securities pursuant to the Registration Statement or otherwise.

      (j) The Company shall not be required to include in any Registration Statement the Registrable Securities of any Holder that does not complete a Selling Shareholder Questionnaire.

      (k) Maintain at least two (2) market makers that are registered with the National Association of Securities Dealers, Inc. as such with respect to the Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

      (l) Make all documents, files, books, records, officers, directors and employees of the Company reasonably available to the Holders' Representative, one legal counsel to the Holders and one firm of accountants retained by the Holders (collectively, the "Inspectors"), and make such other accommodations as are reasonably necessary for the Inspectors, if any, to perform a due diligence review of the Company; provided, however, that all such information ("Confidential Information") will be kept confidential and not utilized by the Inspectors except as contemplated herein and except as required by law or court order. The term Confidential Information also includes any information included in a draft Registration Statement or any related Prospectus or any amendment or supplement thereto provided to a Holder pursuant to Section 3(a); for the avoidance of doubt, however, the Company shall not furnish to Holders, without their prior approval, any information that constitutes or might constitute material, non-public information. The term Confidential Information does not include information that (a) is already in possession of such other party (other than that which is subject to another confidentiality agreement or unless obtained from a third party where the receiving party knows that the third party was subject to a confidentiality agreement), (b) becomes generally available to the public other than by disclosure in violation of this Agreement or any other agreement to which a Holder is a party, or (c) becomes available on a non-confidential basis from a source other than the Company unless obtained from a third party where the receiving party knows that the third party was subject to a confidentiality agreement. Each Holder agrees that it shall, upon learning that disclosure of such Confidential Information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

      (m) Hold in confidence and not make any disclosure of information concerning any Holder provided to the Company unless (a) such information is already in possession of the Company, (b) such information becomes available to the Company on a non-confidential basis from a person other than such Holder who is not known by the Company to be otherwise bound by a confidentiality or comparable agreement with such Holder, (c) disclosure of such information is necessary to comply with federal or state securities laws, (d) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Prospectus, (e) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (f) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement to which the Company is a party, or (g) such Holder consents to the form and content of any such disclosure (the Holders shall be deemed to consent to the inclusion of any information provided in the Selling Shareholder Questionnaire, in the Registration Statement, any Prospectus related thereto, and any amendments or supplements thereto). The Company agrees that it shall, upon learning that disclosure of such information concerning any Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

      (n) File the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder so long as the Holder owns any Registrable Securities, but in no event longer than two (2) years; provided, however, the Company may delay any such filing but only pursuant to Rule 12b-25 under the Exchange Act, and the Company shall use commercially reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, fees and expenses of one counsel for the Holders' Representative with respect to the review of the Registration Statement, "Holders' Representative Counsel") shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement, other than fees and expenses of counsel (other than the Holder's Representative Counsel referenced above) or any other advisor retained by the Holders and discounts, fees and commissions with respect to the sale of any Registrable Securities by the Holders. The fees and expenses to referred to in the foregoing sentence to be borne by the Company shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(A) with respect to filings required to be made with the Trading Market on which Common Stock is then listed for trading, and (B) to effect compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses), (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or other trading market as required hereunder.

      5. Indemnification

      (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (including the cost (including without limitation, reasonable attorneys' fees) and expenses relating to an Indemnified Party's actions to enforce the provisions of this Section 5) (collectively, "Losses"), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue (or alleged untrue) statements or omissions (or alleged omissions) are based solely upon information regarding such Holder furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and which proposed method was reviewed by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has reviewed Annex A hereto for this purpose), (2) in the case of an occurrence of an event of the type specified in
Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), or (3) the failure of the Holder to deliver a Prospectus as amended or supplemented prior to the confirmation of a sale. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

      (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is contained in any information so furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and which proposed method was reviewed by such Holder expressly for use in the Registration Statement (it being understood that the Holder has reviewed Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), or (3) the failure of the Holder to deliver a Prospectus as amended or supplemented prior to the confirmation of a sale. In no event shall the liability of any selling Holder hereunder be greater in amount than the gross proceeds received or to be received by the Holder with respect to the sale of its Registrable Securities.

      (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed to assume the defense of such Proceeding in a timely manner and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest would exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen (15) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

      (d) Contribution. If a claim for indemnification under Section 5(a) or
Section 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

      (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 5(d). Notwithstanding the provisions of
Section 5(d), no Holder shall be required to indemnify or contribute, in the aggregate, pursuant to this Article 5, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. No party guilty of fraudulent misrepresentation pursuant to Section 11(f) of the Securities Act shall be entitled to contribution from any other party.

      6. Miscellaneous.

      (a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

      (c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

      (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least sixty-six percent (66%) of the then outstanding Registrable Securities (assuming the exercise of all Warrants, whether exercised or not), whereupon such amendment, modification, supplement or waiver shall be binding on all Holders; provided, however, that no consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (on a pro-rata basis) is also offered to all of the Holders under this Agreement.

      (e) Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this section):

            If to the Company:

            5858 Horton Street, Suite 375
            Emeryville, CA 94608
            Attention: Isaac Cohen
            Telephone: (510) 601-2000

            With a copy to:

            Greenberg Traurig, LLP
            Met Life Building
            200 Park Avenue
            New York, NY 10166
            Attention: Robert H. Cohen, Esq.
            Telephone: (212) 801-9200

            If to a Purchaser:

            At the address indicated on the signature page for such Purchaser

      Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

      (g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state courts located in the State of California. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

      (i) Cumulative Remedies. Subject to the first sentence of Section 6(a), the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (k) Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References to Sections mean Sections of this Agreement unless otherwise stated. Any term defined in this Agreement shall be deemed to include derivations of such term (e.g., the term "Indemnified Party" shall include "Indemnified Parties").

      (l) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. EACH PURCHASER REPRESENTS THAT IS HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN ITS REVIEW AND NEGOTIATION OF THIS AGREEMENT. The Company has elected to provide all Purchasers with the same terms and documents for the convenience of the Company and not because it was required to do so by the Purchasers.

      (m) Assignment of Registration Rights. The rights of any Holder under this Agreement shall be automatically assignable by such Holder to any transferee of all or any portion of Registrable Securities (other than pursuant to a public sale or Rule 144) if: (1) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment; (2) the Company is, promptly after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (3) at or before the time the Company receives the written notice contemplated by clause
(2) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

      (n) Deferral Period. With respect to any Registration Statement filed or to be filed pursuant to Section 2, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other material development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements or other material information, or any other event or condition material to the Company or any subsidiary) be materially disadvantageous to the Company to proceed with such Registration Statement or that the Company is required by applicable law, rules or regulations not to proceed with the Registration Statement (a "Material Development Condition"), then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to the Holders' Representative, as the representative of the Purchasers, (i) to cause sales of Registrable Securities by the Purchasers pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement suspended, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to the Holders' Representative, as the representative of the Purchasers). Notwithstanding the foregoing provisions of this Section 6(n), in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall use commercially reasonable efforts to cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as reasonably practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety
(90) day period.

      (o) Entire Agreement. This Agreement, any annexes hereto and any writings incorporated herein by reference set forth the entire understanding of the parties hereto with respect to the subject matter hereof. The recitals hereto are a material part of this Agreement and are incorporated in this Agreement by reference as if fully set forth herein.

                               [Signatures follow]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                        BIONOVO, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

          (PURCHASERS SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT)


                                        INDIVIDUALS:


                                        Signature:
                                                  ------------------------------
                                        Print Name:
                                                   -----------------------------


                                        Signature:
                                                  ------------------------------
                                        Print Name:
                                                   -----------------------------


                                        ENTITY:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ADDRESS:


                                        Attention:
                                                  ------------------------------

                                        Telephone:
                                                  ------------------------------

                                     ANNEX A

                              Plan of Distribution

      The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The Selling Stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

      o block trades (which may involve crosses) in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, to facilitate the transaction;

      o purchases by a broker/dealer, as principal, and resale by the broker/dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     put or call options transactions;

      o     settlement of short sales;

      o broker/dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted by applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

      Broker/dealers engaged by the Selling Stockholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the Selling Stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions to exceed what is customary in the types of transactions involved.

      The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the donees, pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the donee, pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

      The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act of 1933. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute common stock.

      At the time a particular offering of securities is made, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the securities offered under this prospectus may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution. In addition, each Selling Stockholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market activities for the shares of common stock.

      The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                                                        Company Contacts:
                                                        BioNovo, Inc.
                                                        Jim Stapleton
                                                        Chief Financial Officer
                                                        Phone:  510.601.2000
                     BioNovo                            jim@bionovo.com
                                                        ---------------

                                                        Media:
                                                        Jennifer Larson
                                                        Phone: 415.409.2729
                                                        jlarson@labfive.com
                                                        ---------------

                                                        Investors:
                                                        Jordan Silverstein
                                                        Investor Relations Group
                                                        Phone: 212.825.3210


                 BIONOVO CLOSES $15.7 MILLION PRIVATE PLACEMENT

         Financing Will Be Used For Ongoing and New Product Development

Emeryville, CA, January 22, 2007 - Bionovo, Inc. (OTC BB: BNVI) today announced that it closed on the private sale of shares of common stock to a select group of individual and institutional investors for gross proceeds of $15.7 million.

Participating in this round were RA Capital, Paramount, BioCapital Asset Management, Ironwood Capital a group of new and existing private shareholders. Cambria Capital, LLC and Blaylock & Company, Inc. acted as the exclusive placement agents.

"We are pleased with the quality of the investors in this financing and their support of our development initiatives," said Isaac Cohen, chief executive officer of Bionovo. "This raise significantly strengthens our balance sheet and provides greater flexibility for advancing our clinical programs, such as our lead drug MF101 for menopausal hot flashes, BZL101, our lead candidate for advanced breast cancer, and VG101 for menopausal vaginal dryness."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Bionovo, Inc.

Bionovo is a drug development company focusing on the discovery of novel pharmaceutical agents for cancer and women's health. The company has two drugs in clinical testing. MF101 is in Phase 2 for quality of life conditions associated with menopause and BZL101 is in Phase 1/2 for the treatment of advanced breast cancer. The company has an additional pipeline of drugs in development for breast cancer, pancreatic cancer and other menopausal symptoms with a total of 5 drug candidates expected to be in clinical trials by the end of 2007. The company is developing its products in close collaboration with leading U.S. academic research centers, including the University of California, San Francisco, University of Colorado Health Sciences Center, University of California, Berkeley, and the University of Texas Southwestern Medical Center in Dallas, TX. For further information please visit: http://www.bionovo.com.

Forward-Looking Statements
This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                                      # # #